            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer-- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                                                                            Give the EMPLOYER
      For this type of              Give the SOCIAL                For this type of          IDENTIFICATION
          account                 SECURITY--number of                  account:                number of--
1. An individual's            The individual                  8. Sole proprietorship        The owner(4)
   account                                                       account
2. Two or more                The actual owner of the         9. A valid trust, estate or   The legal entity(5)
   individuals (joint         account or, if combined            pension trust
   account)                   funds, any one of the
                              individuals(1)
3. Husband and wife           The actual owner of the         10. Corporate account         The corporation
   (joint account)            account or, if joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)                    11. Religious, charitable,    The organization
   minor (Uniform Gift to                                         or educational
   Minors Act)                                                    organization account
5. Adult and minor (joint     The adult or, if the minor is   12. Partnership account       The partnership
   account)                   the only contributor, the           held in the name of
                              minor(1)                            the business
6. Account in the name of     The ward, minor, or             13. Association, club, or     The organization
   guardian or committee      incompetent person(3)               other tax-exempt
   for a designated ward,                                         organization
   minor, or incompetent
   person
7. a. The usual revocable     The grantor-trustee(1)          14. A broker or registered    The broker or nominee
   saving trust account
   (grantor is also trustee)
   b. So-called trust         The actual owner(1)             15. Account with the          The public entity
   account that is not a                                          Department of
   legal or valid trust                                           Agriculture in the
   under State law                                                name of a public
                                                                  entity (such as a State
                                                                  or local government,
                                                                  school district, or
                                                                  prison) that receives
                                                                  agricultural program
                                                                  payments

     (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
     (2) Circle the minor's name and furnish the minor's social security number.
     (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
     (4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.
     (5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number

     If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

     Payees specifically exempted from withholding include:

     o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

     o The United Sates or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

     o An international organization or any agency or instrumentality thereof.

     o A foreign government or any political subdivision, agency or instrumentality thereof.

     Payees that may be exempt from backup withholding include:

     o    A corporation.

     o    A financial institution.

     o A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

     o    A real estate investment trust.

     o    A common trust fund operated by a bank under Section 584(a).

     o An entity registered at all times during the tax year under the Investment Company Act of 1940.

     o A middleman known in the investment community as a nominee or custodian.

     o A futures commission merchant registered with the Commodity Futures Trading Commission.

     o    A foreign central bank of issue.

     o    A trust exempt from tax under Section 664 or described in Section
          4947.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o    Payments to nonresident aliens subject to withholding under Section
          1441.

     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o    Payments made by certain foreign organizations.

     o    Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

     o    Payments described in Section 6049(b)(5) to nonresident aliens.

     o    Payments on tax-free covenant bonds under Section 1451.

     o    Payments made by certain foreign corporations.

     o    Mortgage or student loan interest paid to you.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041,6041A, 6045, 6050A and 6050N.

     Privacy Act Notice .--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

     (1) Penalty for Failure to Furnish Taxpayer Identification Number.-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Failure to Report Certain Dividend and Interest Payments.-- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

     (3) Civil Penalty for False Information With Respect to Withholding.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (4) Criminal Penalty for Falsifying Information.-- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.